Exhibit 10.1

ROCKDALE RESOURCES CORPORATION
STAND-ALONE RESTRICTED STOCK AWARD AGREEMENT

PART I-A

Recipient:	Matt Ferguson

Award Date:	August 5, 2013

Vesting Commencement Date:	November 5, 2013

Aggregate Number of Restricted Shares:	200,000

Fair Market Value per Share on Award Date:	$0.27

Vesting Schedule:
The Shares will vest for one year in equal quarterly increments of 50,000 shares on each of November 5, 2013, February 5, 2014, May 5, 2014, and August 5, 2014, so long as Recipient is continuing to serve as a director of the Company on the vesting dates.

PART I - Page 1

PART I-B

Recipient:	Matt Ferguson

Award Date:	August 5, 2013

Vesting Commencement Date:	To be determined in accordance with the Vesting Schedule below

Aggregate Number of Restricted Shares:	300,000

Fair Market Value per Share on Award Date:	$0.27

Vesting Schedule:	So long as Recipient is continuing to serve as a director of the Company on the vesting dates, the Shares will vest as follows:
The first day on which the Company has produced more than 100 bbls of oil per day, and such production has continued for at least 28 consecutive days	100,000 shares shall vest
The first day on which the Company has produced more than 200 bbls of oil per day, and such production has continued for at least 28 consecutive days	100,000 shares shall vest, combined total of 200,000 shares vested
The first day on which the Company has produced more than 300 bbls of oil per day, and such production has continued for at least 28 consecutive days	100,000 shares shall vest, combined total of 300,000 shares vested

For purposes of this Vesting Schedule, “bbl” refers to one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil.

THE COMPANY RECOMMENDS THAT RECIPIENT CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR UPON THE GRANTING OF THIS AWARD TO IDENTIFY STEPS TO MINIMIZE RECIPIENT’S TAX LIABILITY.

RECIPIENT IS SPECIFICALLY URGED TO CONSIDER THE BENEFITS HE OR SHE MIGHT DERIVE BY MAKING A SO-CALLED SECTION 83(b) ELECTION WITHIN 30 DAYS OF THE AWARD DATE.

Part I-A and Part I-B are referred to collectively herein as “Part I.”  Part II of this Agreement is attached hereto and incorporated herein for all purposes.

PART I - Page 2

EXECUTED to be effective as of the Award Date.

ROCKDALE RESOURCES CORPORATION

By: /s/ Marc Spezialy
Name: Marc Spezialy
Title: Chief Executive Officer

RECIPIENT

/s/ Matt Ferguson
Matt Ferguson

Address:

P O Box 1700

Rockdale, TX 76567

PART I - Page 3

PART II

This Stand-Alone Restricted Stock Award Agreement (this “Agreement”) is entered into by Rockdale Resources Corporation, a Colorado corporation (the “Company”), and the recipient named on Part I (“Recipient”), as of the date set forth on Part I (the “Award Date”).

RECITALS:

The Company desires to incentivize key employees and directors of the Company to remain in the service of the Company, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting able persons to enter the service of the Company.

The Board of Directors of the Company (the “Board”) believes that the grant of this restricted stock award to Recipient is consistent with the purposes set forth in the preceding paragraph.

THEREFORE, the Company and Recipient agree as follows:

1. Restricted Stock Award.  The Company grants Recipient the right (the “Award”) to receive the aggregate number of shares set forth on Part I (such number being subject to adjustment as provided herein) of common stock, $0.001 par value per share, of the Company (the “Shares”) on the terms and conditions set forth in this Agreement.  The Award granted under this Agreement is intended to involve vesting restrictions (the “Restrictions”) constituting a “significant risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended, and shall be so construed.  However, the Company makes no representation or warranty that the Award does so qualify and the Company will have no liability if the Award fails to so qualify.

2. Purchase Price.  Recipient shall not be required to make any cash payment to acquire full ownership of the Shares, but will be required to comply with the vesting provisions set forth in Section 3.

3. Vesting and Term of the Award.

(a) General.  The Restrictions shall lapse in accordance with the provisions of Part I.  Shares that have vested are referred to as “Vested Shares.”  Shares that have not vested are referred to as “Unvested Shares.”  Unvested Shares may become Vested Shares only if Recipient has continuously served as a director of the Company from the Award Date through the date on which the Shares vest pursuant to Part I.

(b) Change in Control.  In the event of a Change in Control, the Company may, with respect to this Award and the Shares, in its sole discretion, accelerate the restriction period of any Unvested Shares so that such restriction period expires upon the occurrence of such Change in Control.  “Change in Control” means any (i) sale or other disposition of all or substantially all of the Company’s assets; (ii) a consolidation or merger of the Company with or into any other person, or any other company reorganization in which the equity holders of the Company immediately prior to such consolidation, merger, or reorganization own less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger, or other reorganization; or (iii) any transaction or series of related transactions in which more than fifty percent (50%) of the Company’s outstanding voting power is transferred.

PART II - Page 1

4. Escrow.  The Shares shall be held by the Secretary of the Company as escrow holder, along with the stock power attached hereto as Exhibit A executed by Recipient in blank, until (a) the Shares have become Vested Shares; (b) all the applicable taxes required to be withheld have been paid or withheld in full; (c) the Company has received approval of any governmental authority required in connection with the issuance of Shares; and (d) if required by the Board, Recipient has delivered to the Board an Investment Letter in form and content satisfactory to the Company as provided in Section 9 of this Agreement.

5. Termination of Directorship.  If Recipient’s service as a director of the Company is terminated for any reason other than (a) Recipient’s death or (b) Recipient’s Disability, then all Unvested Shares held pursuant to this Agreement as of the date of the termination (or for which restrictions have not lapsed) shall revert to the Company without any payment or other consideration to Recipient, and Recipient shall have no further right, title or interest in the Unvested Shares.  “Disability” means, as determined by the Board in its sole discretion, a physical or mental impairment of sufficient severity that Recipient is unable to continue performing the duties he performed before such impairment.

(a) Death.  Upon the death of Recipient, all Unvested Shares held by Recipient pursuant to this Agreement shall become Vested Shares immediately as of the date of death.

(b) Disability.  If Recipient’s service as a director is terminated by reason of Recipient’s Disability, then all Unvested Shares held by Recipient as of the date of termination for Disability shall become Vested Shares immediately as of the date of termination.

6. Nontransferability.  The Award granted by this Agreement is made solely to Recipient and is nontransferable except that Unvested Shares are transferable by Recipient by will or the laws of descent and distribution.  The Award and the Unvested Shares, and any rights and privileges in connection therewith, cannot otherwise be transferred, assigned, pledged or hypothecated by Recipient, or by any other person, in any way, whether by operation of law or otherwise, and may not be subject to execution, attachment, garnishment or similar process.  In the event of any such occurrence, Recipient’s right to have Unvested Shares vest and become Vested Shares will immediately and automatically terminate.

7. Transfer Restrictions.  Without the Company’s consent, other than a Permitted Transfer, Recipient shall not transfer, assign, encumber or otherwise dispose of any Vested Shares unless and until there is compliance with the following:

(a) Recipient shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Vested Shares under the Securities Act of 1933, as amended (the “Securities Act”), or (B) all appropriate action necessary for compliance with the registration requirements of the Securities Act or any exemption from registration available under the Securities Act (including, without limitation, Rule 144 promulgated thereunder) has been taken.

PART II - Page 2

“Permitted Transfer” means a transfer of the Shares to (i) one or more members of Recipient’s Immediate Family or to an estate planning entity established exclusively for Recipient or one or more members of Recipient’s Immediate Family, or (ii) to persons pursuant to Recipient’s will or the laws of intestate succession following Recipient’s death.  “Immediate Family” means spouse or partner, lineal descendant or antecedent, father, mother, brother or sister.

The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement, or (ii) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.  Any transfer of Shares not made in conformance with this Agreement shall be null and void and shall not be recognized by the Company.  Further, Recipient agrees that, in order to ensure compliance with the restrictions referred to in this Agreement and applicable law, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8. Adjustments.  If there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares or similar event (a “Restructuring”), appropriate adjustments and other substitutions shall be made to the Shares taking into consideration the accounting and tax consequences, as the Board may determine to be appropriate in its sole discretion; provided, however, that the number of Shares shall always be a whole number.  Nothing in this Agreement shall affect in any way the right or power of the Company to make or authorize any Restructuring.

9. Securities Act.  The Company will not be required to issue any Share certificates pursuant to this Award if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations.  The Board may require that Recipient, prior to the issuance or delivery of any Shares pursuant to this Award, sign and deliver to the Company a written statement (an “Investment Letter”) stating that (a) Recipient is purchasing the Shares for his own account and not with a view to, or for sale in connection with, any distribution thereof; he has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Shares; and he does not currently have any reason to anticipate a change in the foregoing; (b) Recipient understands that the Shares have not been registered under the Securities Act or any applicable state securities laws or regulations and, therefore, cannot be offered or resold unless the Shares are so registered or an applicable exemption from registration is available; and (c) Recipient agrees that the certificates representing the Shares shall bear legends to the effect set forth in Section 12.  The Investment Letter must be in form and substance acceptable to the Board in its sole discretion.

PART II - Page 3

10. Taxes.  Recipient hereby acknowledges and understands that he may suffer adverse tax consequences as a result of his receipt of the Shares.  Recipient hereby represents that he has consulted with his own tax consultant, whom Recipient deems advisable, in connection with his receipt of the Shares and that Recipient is not relying on the Company for any tax advice.  In the event the Company determines that it has a tax withholding obligation in connection with Recipient’s receipt of the Shares, Recipient agrees to make appropriate arrangements with the Company for the satisfaction of such withholding.  Recipient consents to the Company satisfying any withholding obligation by withholding from other compensation due Recipient (if any) in the event such satisfactory arrangements are not made.  Recipient hereby acknowledges and understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of the Award or the transactions contemplated by this Agreement.

11. Notice.  All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which actually received, properly addressed to the person who is to receive it.  Until changed in accordance with this Agreement, the Company and Recipient specify their respective addresses as:

Company:	Rockdale Resources Corporation 11044 Research Boulevard Suite A-200 Austin, Texas 78759 Attn: Marc Spezialy

Recipient:	As indicated on Part I

12. Restrictive Legends.  Any share certificate evidencing the Shares shall be endorsed with the following legends (in addition to any legend required under applicable state and federal securities laws or other applicable law):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN STAND-ALONE RESTRICTED STOCK AWARD AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  NO TRANSFER OR PLEDGE OF THE SECURITIES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SUCH AGREEMENT.  BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE, OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT.

PART II - Page 4

13. Market Stand-Off.

(a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, if requested by the Company, Recipient shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters.  This restriction (the “Market Stand-Off”) shall be in effect for the period determined by the Company, but no longer than 180 days from the effective date of the final prospectus.

(b) Recipient shall be subject to the Market Stand-Off only if the officers and directors of the Company are also subject to similar restrictions.

(c) Any new, substituted or additional securities that are distributed with respect to the Shares shall be immediately subject to the Market Stand-Off, to the same extent as the Shares are covered by such provisions.

(d) In order to enforce the Market Stand-Off, the Company may impose stop transfer instructions with respect to the Shares until the end of the applicable stand-off period.

14. No Guarantee of Continuation as a Director.  This Agreement does not confer upon Recipient any right to continue to serve as a director of the Company.  This Agreement shall not limit the right of the Company or its shareholders to remove Recipient as a director at any time, with or without cause, as permitted by the Company’s Articles of Incorporation and Bylaws and by applicable law.

15. No Obligation to Accept Shares.  Recipient shall have no obligation to accept any Shares pursuant to this Agreement.

16. Governing Law; Construction.  This Agreement, and all related matters, whether in contracts or tort, in law or in equity, or otherwise, shall be governed by the laws of the State of Colorado, without regard to choice of law or conflict of law principles that direct the application of the laws of a different state.  The courts of Travis County, Texas shall have exclusive jurisdiction over this Agreement, and each party consents to the exercise of jurisdiction over it by such courts and waives any objection to any action being brought in such courts based on any grounds, including improper venue and forum non conveniens.  Captions are for ease of reference only and shall not be considered in construing this Agreement.  Pronouns shall be deemed to include the masculine, feminine, neuter, singular and plural as the context may require.  All Exhibits are incorporated in this Agreement by reference and are a part hereof.

PART II - Page 5

17. Successors and Assigns.  Except as provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, their respective successors and permitted assigns.

18. Amendments.  This Agreement may be amended only by a written agreement executed by the Company and Recipient.

19. Proprietary Information.  In consideration of the Company’s grant of this Award and the Company’s agreement to provide Recipient with confidential information of the Company, Recipient agrees to keep confidential and not to use or disclose to others at any time during the term of this Agreement or after its termination, except as expressly consented to in writing by the Company or required by law, any secrets or confidential technology or proprietary information of the Company, including, without limitation, any customer list, marketing plans or materials, or other trade secrets of the Company, or any matter ascertained by Recipient through Recipient’s affiliation with the Company, the use or disclosure of which might reasonably be construed to be contrary to the best interests of the Company or to give any other party a competitive advantage to the Company.  Recipient further agrees that should Recipient’s term as a director of the Company terminate, Recipient will neither take nor retain, without prior written authorization from the Company, any documents pertaining to the Company.  Without limiting the generality of the foregoing, Recipient agrees that he will not retain, use or disclose any papers, customer lists, marketing materials or information, books, records, files, or other documents, copies thereof, or notes or other materials derived therefrom, or other confidential information of any kind belonging to the Company pertaining to the Company’s business, sales, financial condition, or products.  Without limiting other possible remedies to the Company for the breach of this covenant, Recipient agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond.  Recipient further agrees that if any restriction contained in this Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other.  Recipient’s obligations under this Section apply to all confidential information of the Company as well as to any and all confidential information relating to the Company’s affiliates.

20. Interpretation.  Any dispute regarding the interpretation of this Agreement or respecting the Shares issued hereunder shall be submitted by Recipient or by the Company forthwith to the Board, which shall review such dispute at its next regular meeting.  The resolution of such dispute by the Board shall be final, conclusive, and binding on all parties.

21. Rights as a Shareholder.  Recipient shall have the full right to vote and to receive all dividends and other distributions paid or made with respect to the Shares, whether or not the Shares are Vested Shares or Unvested Shares.

22. Severability.  If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced.  In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.  Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

PART II - Page 6

23. Entire Agreement.  Except as provided below, this Agreement, including the Exhibits and Schedules, if any, contains the entire agreement of the parties with respect to its subject matter, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.  However, this Agreement does not supersede the Company’s rights under any agreement between Recipient and the Company that protects the Company’s proprietary information or intellectual property.  Rather, all such rights of the Company under any such agreements shall be in addition to the rights granted herein.

24. Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

25. Spousal Consent.  To the extent Recipient is married, Recipient agrees to (i) provide Recipient’s spouse with a copy of this Agreement prior to its execution by Recipient, and (ii) obtain such spouse’s consent to this Agreement as evidenced by such spouse’s execution of the spousal consent attached hereto as Exhibit B.

*           *           *           *           *

PART II - Page 7

EXHIBIT A

FORM OF STOCK POWER

FOR VALUE RECEIVED, Matt Ferguson (the “Stockholder”) hereby sells, assigns and transfers __________ shares of Common Stock, $0.001 par value, of Rockdale Resources Corporation, a Colorado corporation (the “Company”), unto ___________________.  Said shares are standing in the name of the Stockholder on the books of the Company represented by Certificate No. _____.  The Stockholder does hereby irrevocably constitute and appoint ____________________ as his attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

DATED:  8/5/13

/s/ Matt Ferguson
Matt Ferguson

Form of Stock Power

EXHIBIT B

SPOUSAL CONSENT

I, spouse of Matt Ferguson, who is a party to the foregoing Stand-Alone Restricted Stock Award Agreement (the “Agreement”) of Rockdale Resources Corporation, a Colorado corporation (the “Company”), hereby acknowledge that I have read the Agreement in its entirety and clearly understand that my spouse has agreed to the terms and provisions with respect to the Shares in the Company that he owns and in which I may have, but do not hereby claim, a community property or other interest.  In consideration of these premises, I hereby expressly consent to the execution of the Agreement by my spouse, and I join in, accept, and consent to the terms and provisions thereof and agree to abide and to be bound thereby, and to execute and deliver all documents and to do all things reasonably necessary to carry out and complete the purposes of the Agreement.

Furthermore, I hereby appoint my spouse as my attorney-in-fact to represent me in all matters with regard to the Agreement; to bind my interests, jointly with his own, on his execution of any document relating to the Agreement; and to do, on my behalf, all things reasonably necessary to carry out and complete the purposes of the Agreement, all without my further consent or authorization; the foregoing appointment being coupled with an interest and expressly made irrevocable.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent, professional guidance for counsel with respect to this Consent.  I have either sought such guidance or counsel or have determined after reviewing the Agreement carefully that I will waive such right.

EXECUTED to be effective as of the Award Date.

/s/ Cortney Ferguson
Signature

Cortney Ferguson
Printed Name of Spouse

Spousal Consent